Exhibit (17)(c)

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours

VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
available 24 hours

VOTE BY MAIL
Vote, sign and date this Proxy
Card and return in the
postage-paid envelope

VOTE IN PERSON
Attend Shareholder Meeting
Two International Place
Boston, MA 02110
on May 9, 2014

Please detach at perforation before mailing.

EATON VANCE PENNSYLVANIA LIMITED MATURITY MUNICIPAL INCOME FUND

SPECIAL MEETING OF SHAREHOLDERS – MAY 9, 2014

PROXY SOLICITED ON BEHALF OF BOARD OF TRUSTEES

The undersigned holder of shares of beneficial interest of the above-referenced Fund (the “Fund”), hereby appoints KRISTIN S. ANAGNOST, MAUREEN A. GEMMA, JAMES F. KIRCHNER, DAN A. MAALOULY, PAYSON F. SWAFFIELD, ADAM A. WEIGOLD and DEIDRE E. WALSH, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders of the Fund to be held at the principal office of the Fund, Two International Place, Boston, Massachusetts 02110, on Friday, May 9, 2014 at 3:00 P.M., Eastern Time, and at any and all adjournments thereof, and to vote all shares of beneficial interest of the Fund which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions on this proxy.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH ON THE REVERSE AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.

VOTE VIA THE INTERNET:  www.proxy-direct.com

VOTE VIA THE TELEPHONE:  1-800-337-3503

Note:  Please sign this proxy as your name appears on the books of the Fund.  Joint owners should each sign personally.  Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.  If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature and Title, if applicable

Signature (if held jointly)

Date

PAX_25397_020414

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

EATON VANCE PENNSYLVANIA LIMITED MATURITY MUNICIPAL INCOME FUND

Shareholder Meeting to Be Held on May 9, 2014

The Proxy Statement for this meeting is available at https://www.proxy-direct.com/eav-25397

YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND RETURN YOUR

PROXY CARD TODAY IN THE ENVELOPE PROVIDED.

Please detach at perforation before mailing.

Properly executed proxies will be voted as specified.  If no other specification is made, such shares will be voted “FOR” each proposal.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example:      ■

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:

 FOR     AGAINST      ABSTAIN

1.

To approve the Agreement and Plan of Reorganization to convert shares of Eaton Vance

□

 □

□

Pennsylvania Limited Maturity Municipal Income Fund into corresponding shares of Eaton Vance

National Limited Maturity Municipal Income Fund, as described in the accompanying proxy statement/prospectus.

NOTE ADDRESS CHANGE:

______________________________________

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WE URGE YOU TO SIGN, DATE AND MAIL THIS PROXY PROMPTLY

PAX_25397_020414